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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 1998



                      CAMERA PLATFORMS INTERNATIONAL, INC.
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             DELAWARE                        0-14675             95-4024550
---------------------------------          ------------      ------------------
  (State or other jurisdiction             (Commission         (IRS Employer
of incorporation or organization)          File Number)      Identification No.)



                10909 VANOWEN STREET, NORTH HOLLYWOOD, CA     91605
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                (Address of principal executive offices)    (Zip Code)



                                 (818) 623-1700
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              (Registrant's telephone number, including area code)



                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address if changed since last report)
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                      CAMERA PLATFORMS INTERNATIONAL, INC.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

(a)  General.

        On May 27, 1998, Camera Platforms International, Inc. ("CPI" or the "Company"), acquired all the stock in Fluid Images Inc., an Oregon corporation ("Fluid Images" or the "Seller") including all assets of Fluid Images, the name "Akela Cranes" but excluding all liabilities, except certain accounts payable and debt of Fluid Images, for a purchase price of $2,500,000. Immediately after closing Fluid Images was liquidated into CPI, its parent company.

        Fluid Images, the industry leader in long-reach crane systems, operates and leases Akela Cranes primarily to major motion picture, music video and production companies. The Akela Crane is the only crane which gives operators the flexibility to take viewers from ground-level action to the height of a seven-story building and back down without bumps or interruption in the picture. Gross revenues for Fluid Images approximated $800,000 with operating losses of $10,000 and $40,000 for the years ended December 31, 1997 and 1996, respectively.

        The Company intends to continue the business of providing Akela Crane rentals to the film and music industries, as well as TV commercial and sports events. The acquisition is a continuation of CPI's long-term growth plan, and strategically expands its crane rental operations by providing access to new niche markets throughout the US, Canada and France, in addition to expanding current operations in greater Los Angeles.

        The Company is acquiring all of the stock in Fluid Images for a purchase price of $2,500,000. Terms of payment include (1) $1,000,000 in cash at closing, less assumed liabilities, (2) $750,000 evidenced by the Company's promissory note payable, bearing interest at 10% per annum, payable interest only quarterly, with principal reductions of $250,000 required annually, and (3) 750,000 shares of the Company's stock at an agreed upon value of $1 per share.

        Fluid Images is owned by Robert, Rob and Rick Johnson (collectively, the "Johnsons"). There is no material relationship between the Johnsons or Fluid Images and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

(b)  Assets Acquired.

        The principal assets of Fluid Images are seven Akela Cranes, with a book value of approximately $175,000. The purchase price for Fluid Images was determined based on future cash flow projections and a fair market value evaluation by the Company's management of the assets of Fluid Images.

(c)  Other Material Terms of the Transaction.

        In conjunction with the purchase asset agreement the Company will retain



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                      CAMERA PLATFORMS INTERNATIONAL, INC.


the Johnsons as consultants for the Company and will enter into a three year consulting agreement prior to closing whereby each is to receive $50,000 per year for their technical assistance and other services in connection with the manufacturing, leasing and sale of Akela Cranes and related products.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)(b) Financial Statements of Business Acquired, and Pro Forma Financial Information.

        It is not practical for the Company to provide financial statement and pro forma financial information. A two-year audit of Fluid Images will be conducted and an audit report issued. The required financial statements will be filed as soon as practicable, but in any event not later than 60 days after the date of this report.

(c)  Exhibits.

        The documentation has not been finalized and will be supplied by amendment.


                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   CAMERA PLATFORMS INTERNATIONAL, INC.


Date: June 11, 1998                /s/ JAMES P. ROBINSON
                                   ----------------------------
                                   James P. Robinson
                                   Chief Financial Officer








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